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                                                                                                            Exhibit 99.1
                                                       SCHEDULE E


                                           Hyperion Telecommunications, Inc.


                                    Form of Financial Information and Operating Data

                            of the Subsidiaries and the Joint Ventures Presented by Cluster


Data presented for the quarter ended:               12/31/98


Unaudited                                                                                      ***
                                         North East      Mid-Atlantic       Mid-South      Other Networks       Total

FINANCIAL DATA (dollars in thousands):

Total Revenue                          $     7,017.5   $      8,700.5    $     5,331.5    $      3,469.2    $   24,518.7
Total Capital Expenditures             $     7,192.2   $     24,221.0    $    12,392.8    $     10,373.2    $   54,179.2
Total EBITDA                           $     2,713.1   $     (2,536.0)   $    (3,774.0)   $        365.5    $   (3,231.4)

Gross PP&E                             $   103,486.1   $    299,901.1    $   117,674.8    $    120,407.7    $  641,469.7

Proportional Revenue *                 $     6,866.9   $      5,655.6    $     4,616.8    $        950.8    $   18,090.1
Proportional Capital Expenditures*     $     7,192.2   $     17,989.8    $    10,290.5    $      9,040.0    $   44,512.5
Proportional EBITDA *                  $     2,791.7   $     (2,437.3)   $    (3,060.1)   $       (210.8)   $   (2,916.5)

Proportional Gross PP&E *              $   103,486.1   $    230,921.6    $    96,501.8    $     77,785.3    $  508,694.8

STATISTICAL DATA
Increase for December 31, 1998
quarter:

Networks in Operation                             --               --               --                --              --
Route Miles                                    1,634            1,943            2,399             3,318           9,294
Fiber Miles                                   25,984           44,923           10,696            21,794         103,397
Buildings connected                                6                1               40                 8              55
Total Buildings with Customers                   374               14               93                62             640
LEC-COs collocated **                         38,808          (26,304)          (9,096)          (71,520)        (68,112)
Voice Grade Equivalent Circuits

As of September 30, 1998:
Networks in Operation                              3                9                6                 2              20
Route Miles                                    1,564            2,210            1,158               779           5,711
Fiber Miles                                   67,325          106,079           55,584            37,392         266,380
Buildings connected (adjusted)                   341              680              310               362           1,693
Total Buildings with Customers                 1,649              811            2,825               535           5,820
LEC-COs collocated **                             16               64               25                18             123
Voice Grade Equivalent Circuits              173,544          496,032          209,352           267,072       1,146,000

As of December 31, 1998:
Networks in Operation                              3                9                6                 2              20
Route Miles                                    3,198            4,153            3,557             4,097          15,005
Fiber Miles                                   93,309          151,002           66,280            59,186         369,777
Buildings connected                              347              681              350               370           1,748
Total Buildings with Customers                 2,023              922            2,918               597           6,460
LEC-COs collocated **                             16               64               25                18             123
Voice Grade Equivalent Circuits              212,352          469,728          200,256           195,552       1,077,888
Access Lines Sold                             20,711           63,231           39,341            10,403         133,686
Access Lines Installed                        17,578           53,061           31,379             7,987         110,005

*  Represents portion  attributable to the Company.
**  Local Exchange Carrier's central office
*** Other Network amounts includes Network Control Centers and Corporate Capital Expenditures
      and Gross Property, Plant and Equipment
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